Exhibit 10.1

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is entered into as of January 16, 2009, by and among ReGen Biologics, Inc., a Delaware corporation (together with its successors and permitted assigns, the “Issuer”), and the undersigned investors (together with their successors and permitted assigns, the “Investors” and each an “Investor”).  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 11.1.

RECITALS

Subject to the terms and conditions of this Agreement, the Issuer desires to issue and sell to the Investors up to $10,000,000 of the Issuer’s common stock, par value $0.01 per share (the “Common Stock”) at the Share Price and warrants to purchase the Issuer’s Common Stock pursuant to the terms of the warrant substantially in the form attached hereto as Exhibit A (the “Warrant”), and each Investor, severally and not jointly, desires to subscribe for and purchase at the Share Price the principal amount of Common Stock set forth on such Investor’s signature page hereto.

TERMS OF AGREEMENT

In consideration of the mutual representations and warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1.	SUBSCRIPTION AND ISSUANCE OF COMMON STOCK AND WARRANTS.

1.1           Subscription and Issuance of Common Stock and Warrants.  At Closing, upon the terms and subject to the conditions set forth herein: (a) the Issuer agrees that it will issue and sell to the Investors up to $10,000,000 (the “Aggregate Purchase Price”) of the Issuer’s Common Stock at $3.50 per share, the Share Price (the “Offering”), and each Investor, severally and not jointly, agrees that it will acquire from the Issuer shares of Common Stock at the Share Price in the amount set forth on its signature page hereto (for each Investor, the “Shares”); (b) the Issuer agrees that it will issue and sell to each Investor, and each Investor severally and not jointly agrees that it will acquire from the Issuer, Common Stock at the Share Price, in each case, up to the aggregate amount set forth on the signature page for each Investor hereof (the “Investment Amount”); (c) the Issuer agrees that it will issue to each Investor, and each Investor, severally and not jointly, agrees that it will acquire from the Issuer, a Warrant or Warrants exercisable at the Warrant Price to purchase a number of shares of Common Stock equal to 15% of the amount of such Investor’s Investment Amount divided by $3.50; and (d) each Investor agrees to remit payment for its Investment Amount in accordance with the provisions of Section 1.2.

1.2           Payment for the Shares and Warrants.  At Closing, upon the terms and subject to the conditions set forth herein, each Investor shall pay its respective Investment Amount.  All payments by Investors shall be paid in cash, by wire transfer of immediately available funds at Closing to an account designated in a written notice delivered by the Issuer to each Investor not later than two (2) days prior to the Closing.

1.3           Legend.  Any certificate or certificates representing the Shares or any shares of Common Stock issuable upon exercise of any Warrant shall bear the following legend, in addition to any legend that may be required by any Requirements of Law:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND ALSO MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH ANY APPLICABLE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

2.	CLOSING.

2.1           Closing.  The closing of the transactions contemplated herein (the “Closing”) shall take place on a date designated by the Issuer, which date shall be January 16, 2009.  The Closing shall take place at the offices of Pillsbury Winthrop Shaw Pittman LLP, counsel for the Issuer, 1650 Tysons Boulevard, McLean, VA 22102 or such other location as determined by the Issuer.  At the Closing (i) each Investor shall remit payment in accordance with and in the manner specified in Section 1.2, (ii) the Issuer shall issue to the Investors the Shares, and shall deliver or cause to be delivered promptly after the Closing to the Investor a certificate or certificates representing the Shares duly registered in the name of the Investor, as specified on the signature pages hereto; (iii) the Issuer shall issue to each Investor a Warrant or Warrants exercisable at the Warrant Price to purchase a number of shares of Common Stock equal to 15% of the amount of such Investor’s Investment Amount divided by $3.50; and (iv) all other actions referred to in this Agreement which are required to be taken for the Closing shall be taken and all other agreements and other documents referred to in this Agreement which are required for the Closing shall be executed and delivered.

2.2           Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)           by mutual written consent of the Issuer and the Investors;

(b)           with respect to any Investor’s obligations hereunder, by such Investor, upon a materially inaccurate representation or breach of any material warranty, covenant or agreement on the part of the Issuer set forth in this Agreement, in either case such that the conditions in Section 10.1 would be reasonably incapable of being satisfied on or prior to the date of the Closing; or

(c)           by the Issuer, upon a materially inaccurate representation or breach of any material warranty, covenant or agreement on the part of the Investors set forth in this Agreement, in either case such that the conditions in Section 10.2 would be reasonably incapable of being satisfied on or prior to the date of the Closing.

2.3           Effect of Termination.  In the event of termination of this Agreement pursuant to Section 2.2, this Agreement shall forthwith become void, there shall be no liability on the part of the Issuer or the Investors to each other and all rights and obligations of any party hereto shall cease; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations and warranties, covenants or agreements set forth in this Agreement.

3.	NEGATIVE CLAW BACK.

3.1           Subsequent Financings.  If at any time after the Closing, the Company consummates a financing transaction (a “Subsequent Financing”) in which the Company issues Common Stock or Convertible Securities or Options (collectively, such Common Stock, Convertible Securities, or Options are hereinafter defined as “Additional Securities”) at a price per share of such Additional Securities (after giving effect to the conversion of any Convertible Securities and the exercise of any Options to be issued in the Subsequent Financing) less than $3.20, subject to adjustment as set forth in Section 3.3 (the “Trigger Price”), the Company shall be obligated to issue to each Investor, for no additional consideration, that number of shares of Common Stock as is equal to the quotient of (a) the product of (i) the difference between the Trigger Price and the Subsequent Financing Price, multiplied by (ii) the number of the Shares issued to such Investor pursuant to this Agreement divided by (b) the Subsequent Financing Price (“Additional Shares”), which in order to avoid fractional shares shall be rounded up to the next whole number.  Notwithstanding the foregoing, the provisions of this Section 3.1 shall not apply to and no Additional Shares shall be issued in the case of the following issuances of Additional Securities by the Company: (A) Additional Securities issued or issuable to employees, consultants, contractors or directors of the Company directly or pursuant to a stock option plan, restricted stock plan or other arrangement; (B) Additional Securities issued or issuable upon the exercise of any Convertible Securities or Options outstanding as of the date hereof; (C) Additional Securities issued or issuable in a joint venture, strategic partnership or licensing agreement, the primary purpose of which is not the raising of capital; (D) Additional Securities issued or issuable pursuant to any rights plan, poison pill or any similar plan or agreement; (E) Additional Securities issued or issuable pursuant to the Warrants issued in connection with this Agreement, or (F) in an adjustment pursuant to Section 3.3.

3.2           Notice; Additional Shares.  If the Subsequent Financing Price is less than the Trigger Price, then at least five (5) days prior to closing of the Subsequent Financing, the Company shall give to each Investor a notice (the “Subsequent Financing Notice”) setting forth the Subsequent Financing Price, a statement as to the adjustment to be made pursuant to this Section 3 and the number of shares of Common Stock to be delivered to each Investor.  The Company shall promptly deliver or cause to be delivered to each Investor a certificate evidencing the appropriate number of shares of Common Stock deliverable to each Investor as a result of this Section 3 following the closing of the Subsequent Financing.

3.3           Adjustments.  If the Company splits, subdivides or combines its Common Stock into a different number of shares, then (a) the number of additional shares issuable to each Investor as the result of the operation of Section 3.1 shall be proportionately increased in the case of a split or subdivision or proportionately decreased in the case of a combination and (b) the Trigger Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

3.4           Termination; Maximum Amount of Additional Shares.

(a)           The rights of the Investors under this Section 3 shall automatically terminate upon the earlier of (a) the Company’s net income or loss plus depreciation, amortization, income tax and noncash stock-based compensation being equal to or greater than zero (0) at the end of the fiscal quarter as reported in the Company’s securities filings, (b) the closing of a Qualified Offering and (c) the third (3rd) year anniversary of the Closing.

(b)           Notwithstanding Section 3.4(a), upon the issuance of 10,000,000 Additional Shares of Common Stock (the “Maximum Amount of Additional Shares”) as a result of the operation of Section 3.1, not including any adjustments pursuant to Section 3.3, the rights of the Investors under this Section 3 shall terminate, and pursuant to the Subsequent Financing that triggers the rights of the Investors under Section 3.1 and causes the issuance of shares up to the Maximum Amount of Additional Shares, the Investors shall receive their pro rata amount of Additional Shares up to the Maximum Amount of Additional Shares.

4.	REPRESENTATIONS AND WARRANTIES OF THE ISSUER.

As a material inducement to the Investors entering into this Agreement, subscribing for the Shares and Warrants, except as set forth in the Disclosure Schedules delivered to the Investors concurrently herewith, the Issuer represents and warrants to the Investors as follows:

4.1           Corporate Status.  The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Issuer and its Subsidiaries has full corporate power and authority to own and hold its properties and to conduct its business as described in the Issuer’s SEC Reports. Each of the Issuer and its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business requires qualification or good standing, except for any failure to be so qualified or be in good standing that would not have a Material Adverse Effect.

4.2           Corporate Power and Authority.  The Issuer has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  At or prior to the Closing, the Issuer will have taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.  No further approval or authorization of any stockholder or the board of directors of the Issuer is required for the issuance and sale of the Shares and Warrants or, except as provided in Section 7.2, the filing of the Registration Statement.

4.3           Enforceability.  This Agreement has been duly executed and delivered by the Issuer and (assuming it has been duly authorized, executed and delivered by the Investors) constitutes a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except (a) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and (b) the indemnity provisions of Section 9 of this Agreement, to the extent such provisions may not be enforceable based upon public policy considerations, and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

4.4           No Violation.  The execution and delivery by the Issuer of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by the Issuer with the terms and provisions hereof (including, without limitation, the Issuer’s issuance to the Investors of the Shares and Warrants as contemplated by and in accordance with this Agreement), will not result in a default under (or give any other party the right, with the giving of notice or the passage of time (or both), to declare a default or accelerate any obligation under) or violate the Certificate of Incorporation or Bylaws of the Issuer or any material Contract to which the Issuer is a party (except to the extent such a default, acceleration, or violation would not, in the case of a Contract, have a Material Adverse Effect on the Issuer), or materially violate any Requirement of Law applicable to the Issuer, or result in the creation or imposition of any material Lien upon any of the capital stock, properties or assets of the Issuer or any of its Subsidiaries (except where such violations of any Requirement of Law or creations or impositions of any Liens would not have a Material Adverse Effect on the Issuer).  Neither the Issuer nor any of its Subsidiaries is (a) in default under or in violation of any material Contract to which it is a party or by which it or any of its properties is bound or (b) to its knowledge, in violation of any order of any Governmental Authority, which, in the case of clauses (a) and (b), could reasonably be expected to have a Material Adverse Effect.

4.5           Consents/Approvals.  Except for the filing of a registration statement in accordance with Article 7 hereof and filings with the SEC and the securities commissions of the states in which the Shares and Warrants are to be issued, no consents, filings, authorizations or other actions of any Governmental Authority are required to be obtained or made by the Issuer for the Issuer’s execution, delivery and performance of this Agreement which have not already been obtained or made.  No consent, approval, waiver or other action by any Person under any Contract to which the Issuer is a party or by which the Issuer or any of its properties or assets are bound is required or necessary for the execution, delivery or performance by the Issuer of this Agreement and the consummation of the transactions contemplated hereby, except where the failure to obtain such consents would not have a Material Adverse Effect on the Issuer.

4.6           Valid Issuance.  Upon payment of the Aggregate Purchase Price by the Investors and delivery of the certificates for the Shares and the Warrants, such Shares and Warrants will be validly issued, fully paid and nonassessable and will be free and clear of all Liens imposed by the Issuer.  The shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) when issued will be validly issued, fully paid and nonassessable and will be free and clear of all Liens imposed by the Issuer and will not be subject to any preemptive rights or other similar rights of stockholders of the Issuer imposed by law.

4.7           SEC Filings and Other Filings.  Except as set forth on Schedule 4.7, the Issuer has timely made all filings required to be made by it under the Exchange Act since December 31, 2006.  The Issuer has delivered or made accessible to the Investors true, accurate and complete copies of (a) the Issuer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007; (b) the Issuer’s definitive proxy statement dated April 21, 2008 relating to its 2008 Annual Meeting of Stockholders; and (c) the Issuer’s Period Reports on Form 10-Q filed May 8, 2008 for the quarter ended March 31, 2008, August 8, 2008 for the quarter ended June 30, 2008 and November 10, 2008 for the quarter ended September 30, 2008 (as such documents have, since the time of their filing, been amended or supplemented, and together with all reports, documents and information filed or after the date first written above through the date of Closing with the SEC, collectively the “SEC Reports”).  The SEC Reports, when filed (unless amended and superseded by a later Issuer filing prior to the date hereof, then on the date of such later filing), complied in all material respects with all applicable requirements of the Exchange Act and the Securities Act, if and to the extent applicable, and the rules and regulations of the SEC thereunder applicable to the SEC Reports.  None of the SEC Reports when filed (unless amended and superseded by a later Issuer filing prior to the date hereof, then on the date of such later filing) contained any misstatement of a material fact or omitted to state a material fact necessary to prevent the statements made therein from being misleading.

4.8           Commissions.  Except for those fees set forth on Schedule 4.8, the Issuer has not incurred any other obligation for any finder’s or broker’s or agent’s fees or commissions in connection with the transactions contemplated hereby.

4.9           Capitalization.  As of the date hereof, the authorized capital stock of the Issuer consists of 165,000,000 shares of Common Stock and 60,000,000 shares of Preferred Stock.  Except as set forth on Schedule 4.9, all issued and outstanding shares of capital stock of the Issuer have been, and as of Closing will be, duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable state and federal securities laws in all material respects and were not issued in violation of, or subject to, any preemptive, subscription or other similar rights of any stockholder of the Issuer imposed by law.  As of December 31, 2008, the Issuer has issued and outstanding 5,965,729 shares of Common Stock, not accounting for any fractional shares resulting from the Reverse Split, and 9,066,464 shares of Preferred Stock, of which 2,483,116 shares have been designated as Series A Convertible Preferred Stock and of which 6,583,348 shares have been designated as Series C Convertible Preferred Stock, which in the aggregate are convertible into 453,323 shares of Common Stock, not accounting for any fractional shares resulting from the Reverse Split.  Except for outstanding options to purchase 5,640,126 shares of Common Stock, outstanding warrants to purchase 1,046,115 shares of Common Stock and the outstanding Bridge Notes, excluding any accrued and unpaid interest, convertible into 1,012,884 shares of Common Stock, not accounting for the Bridge Notes to be converted and the Financing Options to be cancelled pursuant to this Agreement, as of December 31, 2008 there were no outstanding options, warrants, notes or rights (including conversion or preemptive rights and rights of first refusal and similar rights, other than such rights held by the holders of the Bridge Notes) or agreements, orally or in writing, for the purchase or acquisition from the Issuer of any shares of capital stock, and, except as set forth on Schedule 4.9, the Issuer is not a party to or subject to any agreement or understanding and, to the Issuer’s knowledge, there is no agreement or understanding between any Persons, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Issuer. The Issuer owns, directly or indirectly, all of the capital stock of its Subsidiaries, free and clear of any Liens or equitable interests other than as reflected in the SEC Reports.  Except as set forth in the SEC Reports, the Issuer has no obligation, contingent or otherwise, to redeem or repurchase any equity security or any security that is a combination of debt and equity.

4.10         Material Changes.  Except as set forth in the SEC Reports (excluding any “risk factors” or “forward-looking statements” sections thereof) or as otherwise contemplated herein, since December 31, 2007, there has been no Material Adverse Effect in respect of the Issuer and its Subsidiaries taken as a whole.  Except as set forth in the SEC Reports (excluding any “risk factors” or “forward-looking statements” sections thereof), since December 31, 2007, there has not been: (i) any direct or indirect redemption, purchase or other acquisition by the Issuer of any shares of the Common Stock; (ii) any declaration, setting aside or payment of any dividend or other distribution by the Issuer with respect to the Common Stock; (iii) any borrowings incurred or any material liabilities (absolute, accrued or contingent) assumed, other than current liabilities incurred in the ordinary course of business, liabilities under Contracts entered into in the ordinary course of business, or liabilities not required to be reflected on the Issuer’s financial statements pursuant to GAAP or required to disclosed in the SEC Reports; (iv) any Lien or adverse claim on any of the Issuer’s material properties or assets, except for Liens for taxes not yet due and payable or otherwise in the ordinary course of business; (v) any sale, assignment or transfer of any of the Issuer’s material assets, tangible or intangible, except in the ordinary course of business; (vi) any extraordinary losses or waiver of any rights of material value; (vii) any material capital expenditures or commitments therefor other than in the ordinary course of business; (viii) any other material transaction other than in the ordinary course of business; (ix) any material change in the nature or operations of the business of the Issuer and its Subsidiaries; (x) any default in the payment of principal or interest in any material amount, or violation of any material covenant, with respect to any outstanding debt obligations that are material to the Issuer and its Subsidiaries as a whole; (xi) any material changes to the Issuer’s critical accounting policies or material deviations from historical accounting and other practices in connection with the maintenance of the Issuer’s books and records; or (xii) any agreement or commitment to do any of the foregoing.

4.11         Litigation.  Except as set forth in the SEC Reports, there is no action, suit, proceeding or investigation pending or, to the Issuer’s knowledge, currently threatened against the Issuer or any of its Subsidiaries that questions the validity of this Agreement or the right of the Issuer to enter into it, or to consummate the transactions contemplated hereby, or that could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect on the Issuer or any material change in the current equity ownership of the Issuer. The foregoing includes, without limitation, actions pending or, to the Issuer’s knowledge, threatened involving the prior employment of any of the Issuer’s employees or their use in connection with the Issuer’s business of any information or techniques allegedly proprietary to any of their former employers.  Neither the Issuer nor any of its Subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or Governmental Authority.  There is no action, suit, proceeding or investigation by the Issuer or any of its Subsidiaries currently pending or which the Issuer or any of its Subsidiaries currently intends to initiate, which could reasonably be expected to have a Material Adverse Effect.

4.12         Rights of Registration, Voting Rights, and Anti-Dilution.  Except as contemplated in this Agreement and as set forth on Schedule 4.12, the Issuer has not granted or agreed to grant any registration rights, including piggyback rights, to any Person and, to the Issuer’s knowledge, no stockholder of the Issuer has entered into any agreements with respect to the voting of capital shares of the Issuer.  Except as set forth in Schedule 4.12, the issuance of the Shares and Warrants does not constitute an anti-dilution event for any existing security holders of the Issuer, pursuant to which such security holders would be entitled to additional securities or a reduction in the applicable conversion price or exercise price of any securities.

4.13         Offerings.  Subject in part to the truth and accuracy of the Investors’ representations and warranties set forth in this Agreement, the offer, sale and issuance of the Shares, Warrants and Warrant Shares (together, the “Securities”) as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and any applicable state securities laws, and neither the Issuer nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

4.14         Licenses and Permits.  Except as disclosed in the SEC Reports or on Schedule 4.14, each of the Issuer and its Subsidiaries has all Permits under applicable Requirements of Law from all applicable Governmental Authorities that are necessary to operate its businesses as presently conducted and all such Permits are in full force and effect, except where the failure to have any such Permits in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Neither the Issuer nor any of its Subsidiaries is in default under, or in violation of or noncompliance with, any of such Permits, except for any such default, violation, or noncompliance which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Issuer’s knowledge, other than as disclosed in the SEC Reports, there is no proposed change in any Requirements of Law which would require the Issuer and its Subsidiaries to obtain any Permits in order to conduct its business as presently conducted that the Issuer and its Subsidiaries do not currently possess and the lack of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.15         Patents and Trademarks.  The Issuer and each of its Subsidiaries has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and know-how (including trade secrets or other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property Rights”) that are necessary for use in connection with its business as presently conducted, except where the failure to have such Intellectual Property Rights would not reasonably be expected to have a Material Adverse Effect.  To the Issuer’s knowledge, there is no existing infringement by another person or entity of any of the Intellectual Property Rights that are necessary for use in connection with the Issuer’s business as presently conducted.  The Issuer is not infringing on any intellectual property rights of any other person, nor is there any claim of infringement made or, to the Issuer’s knowledge, threatened by a third party against or involving the Issuer.

4.16         Insurance. The Issuer maintains and will continue to maintain insurance with such insurers, and insuring against such losses, in such amounts, and subject to such deductibles and exclusions as are customary in the Issuer’s industry and otherwise reasonably prudent, all of which insurance is in full force and effect.

4.17         Material Contracts. All material Contracts to which the Issuer or any Subsidiary is a party and which are required to have been filed by the Issuer on Exhibit 10 to the SEC Reports have been filed by the Issuer with the SEC pursuant to the requirements of the Exchange Act.  Except as disclosed in the SEC Reports, each such material Contract is in full force and effect, except as otherwise required pursuant to its respective terms, and is binding on the Issuer or its Subsidiaries, as the case may be, in each case, in accordance with its respective terms, and neither the Issuer or any of its Subsidiaries nor, to the Issuer’s knowledge, any other party thereto is in breach of, or in default under, any such material Contract, which breach or default would reasonably be expected to have a Material Adverse Effect.  Except as set forth in the SEC Reports, there exists no actual or, to the knowledge of the Issuer, threatened termination, cancellation or limitation of, or any material adverse modification or change in, the business relationship of the Issuer or any of its Subsidiaries, or the business of the Issuer or any of its Subsidiaries, with any customer or supplier or any group of customers or suppliers whose purchases or inventories provided to the business of the Issuer or any of its Subsidiaries would, individually or in the aggregate, have a Material Adverse Effect.

4.18         Taxes.  The Issuer has filed all material federal, state and foreign income and franchise tax returns which are due and has paid or accrued all taxes shown as due thereon, and the Issuer has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which is reasonably likely to have a Material Adverse Effect.

4.19         Private Placement.  Neither the Issuer nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities, (ii) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Securities under the Securities Act or (iii) has issued any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Securities hereunder for purposes of the Securities Act or of any applicable stockholder approval provisions, nor will the Issuer or any of its Subsidiaries or Affiliates take any action or steps that would require registration of any of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings.  Assuming the accuracy of the representations and warranties of the Investors, the offer and sale of the Securities by the Issuer to the Investors pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.

4.20         Application of Takeover Protections. There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Issuer's charter documents or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Issuer fulfilling their obligations or exercising their rights hereunder, including, without limitation, as a result of the Issuer's issuance of the Securities or the Investors’ ownership of the Securities.

5.	REPRESENTATIONS AND WARRANTIES OF EACH INVESTOR.

As a material inducement to the Issuer entering into this Agreement and issuing the Shares and Warrants, and in reliance upon the representations and warranties of the Issuer in Section 4 hereof, each of the Investors severally and not jointly represents, warrants, and covenants to the Issuer as follows:

5.1           Power and Authority.  The Investor, if other than a natural person, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation.  The Investor has the corporate, partnership or other power (or capacity) and authority under applicable law to execute and deliver this Agreement and consummate the transactions contemplated hereby, and has all necessary authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.  The Investor has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

5.2           No Violation.  The execution and delivery by the Investor of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by the Investor with the terms and provisions hereof, will not result in a default under (or give any other party the right, with the giving of notice or the passage of time (or both), to declare a default or accelerate any obligation under) or violate any charter or similar documents of the Investor, if other than a natural person, or any Contract to which the Investor is a party or by which it or its properties or assets are bound, or violate any Requirement of Law applicable to the Investor, other than such violations or defaults which, individually and in the aggregate, do not and will not have a Material Adverse Effect on the Investor.  The Investor will comply with any Requirement of Law applicable to it in connection with the Offering and any resale by the Investor of any of the Securities.

5.3           Consents/Approvals.  No consents, filings, authorizations or actions of any Governmental Authority are required for the Investor’s execution, delivery and performance of this Agreement.  No consent, approval, waiver or other actions by any Person under any Contract to which the Investor is a party or by which the Investor or any of its properties or assets are bound is required or necessary for the execution, delivery and performance by the Investor of this Agreement and the consummation of the transactions contemplated hereby.

5.4           Enforceability.  This Agreement has been duly executed and delivered by the Investor and (assuming it has been duly authorized, executed and delivered by the Issuer) constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except (a) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally, and (b) the indemnity provisions of Section 9 of this Agreement, to the extent they may not be enforceable based upon public policy considerations, and general equitable principles, regardless of whether enforceability is considered in a proceeding at law or in equity.

5.5           Investment Intent.  The Investor is acquiring the Shares and Warrants hereunder for its own account and with no present intention of distributing or selling any of the Securities and further agrees not to transfer such Securities in violation of the Securities Act or any applicable state securities law, and no one other than the Investor has any beneficial interest in the Shares (except to the extent that the Investor may have delegated voting authority to its investment advisor), the Warrants or the Warrant Shares.  The Investor agrees that it will not sell or otherwise dispose of any of the Securities unless such sale or other disposition has been registered under the Securities Act or, in the opinion of counsel acceptable to the Issuer, is exempt from registration under the Securities Act and has been registered or qualified or, in the opinion of such counsel acceptable to the Issuer, is exempt from registration or qualification under applicable state securities laws.  The Investor understands that the offer and sale by the Issuer of the Shares and Warrants being acquired by the Investor hereunder has not been registered under the Securities Act by reason of their contemplated issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, and that the reliance of the Issuer on such exemption from registration is predicated in part on these representations and warranties of the Investor.  The Investor acknowledges that pursuant to Section 1.3 of this Agreement a restrictive legend consistent with the foregoing has been or will be placed on the certificates for the Securities.

5.6           Accredited Investor.  The Investor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it hereunder.

5.7           Adequate Information.  The Investor has received from the Issuer, and has had the opportunity to review, such information which the Investor considers necessary or appropriate to evaluate the risks and merits of an investment in the Shares and Warrants.  The Investor also acknowledges that the risk factors set forth on Exhibit C and contained in the SEC Reports have been delivered to the Investor and the Investor has had the opportunity to review such risk factors.

5.8           Opportunity to Question.  The Investor has had the opportunity to question, and has questioned, to the extent deemed necessary or appropriate, representatives of the Issuer so as to receive answers and verify information obtained in the Investor’s examination of the Issuer, including the information that the Investor has received and reviewed as referenced in Section 5.7 hereof in relation to its investment in the Shares and Warrants.

5.9           No Other Representations.  No oral or written material representations have been made to the Investor in connection with the Investor’s acquisition of the Shares and Warrants which were in any way inconsistent with the information reviewed by the Investor.  The Investor acknowledges that in deciding whether to enter into this Agreement and to purchase the Shares and Warrants hereunder, it has not relied on any representations or warranties of any type or description made by the Issuer or any of its representatives with regard to the Issuer, any of its Subsidiaries, any of their respective businesses or properties, or the prospects of the investment contemplated herein, other than the representations and warranties set forth in Section 4 hereof.

5.10         Knowledge and Experience.  The Investor has such knowledge and experience in financial, tax and business matters, including substantial experience in evaluating and investing in common stock and other securities (including the common stock and other securities of speculative companies), so as to enable the Investor to utilize the information referred to in Section 5.7 hereof and any other information made available by the Issuer to the Investor in order to evaluate the merits and risks of an investment in the Shares and Warrants and to make an informed investment decision with respect thereto.

5.11         Independent Decision.  The Investor is not relying on the Issuer or on any legal or other opinion in the materials reviewed by the Investor with respect to the financial or tax considerations of the Investor relating to its investment in the Shares and Warrants.  The Investor has relied solely on the representations and warranties, covenants and agreements of the Issuer in this Agreement (including the exhibits and schedules hereto) and on its examination and independent investigation in making its decision to acquire the Shares and Warrants.

5.12         Commissions.  The Investor has not incurred any obligation for any finder’s or broker’s or agent’s fees or commissions in connection with the transactions contemplated hereby.

6.	COVENANTS.

6.1           Public Announcements.  The Issuer shall file within four (4) business days after the Closing a Current Report on Form 8-K with the SEC in respect of the transactions contemplated by this Agreement.  Prior to the earlier of the filing of such Current Report on Form 8-K or the fifth business day after the Closing, each Investor agrees not to make any public announcement or issue any press release or otherwise publicly disseminate any information about the subject matter of this Agreement.  Except as provided herein, the Issuer shall have the right to make such public announcements and shall control, in its sole and absolute discretion, the timing, form and content of all press releases or other public communications of any sort relating to the subject matter of this Agreement, and the method of their release, or publication thereof.  The Issuer may issue press releases relating to the transactions contemplated by this Agreement, but shall not identify any Investor in any such press release without the consent of such Investor, except as may be required by any Requirement of Law or rule of any exchange on which the Issuer’s securities are listed.  Notwithstanding the foregoing, each Investor may make such filings with and public disclosures to any Governmental Authority as are required, including but not limited to filings on Form 4 and Schedule 13D/G with the SEC.

6.2           Further Assurances.  Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be reasonably necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.  Each of the Investors and the Issuer shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it with or to any Governmental Authority in connection with the consummation of the transactions contemplated hereby.  The Issuer and the Investors each agree to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any Requirement of Law in connection with the transactions contemplated by this Agreement and to use their respective commercially reasonable efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.  Except as may be specifically required hereunder, neither of the parties hereto nor their respective Affiliates shall be required to agree to take any action that in the reasonable opinion of such party would result in or produce a Material Adverse Effect on such party.

6.3           Notification of Certain Matters.  Prior to the Closing, each party hereto shall give prompt notice to the other party of the occurrence, or non-occurrence, of any event which would be likely to cause any representation and warranty herein to be untrue or inaccurate, or any covenant, condition or agreement herein not to be complied with or satisfied.

6.4           Confidential Information; Standstill.

(a)           Except as contemplated by Sections 6.1 and 6.2 above, each of the Investors agrees that no portion of the Confidential Information (as defined below) shall be disclosed to third parties, except as may be required by law, without the prior express written consent of the Issuer; provided, that an Investor may share such information with such of its officers and professional advisors as may need to know such information to assist such Investor in its evaluation thereof on the condition that such parties agree to be bound by the terms hereof.  “Confidential Information” means the existence and terms of this Agreement, the transactions contemplated hereby, and the disclosures and other information contained herein, excluding any disclosures or other information that is publicly available.  Each of the Investors further agrees that it will not trade the Common Stock acquired through this Offering until the Issuer has publicly announced the completion of the Offering.

(b)           For a period of two (2) years from Closing, no Investor will, without the prior written consent of the Issuer (i) propose to enter into any acquisition of all or substantially all of the assets or stock of the Issuer or a merger or other business combination transaction involving the Issuer, (ii) seek to control the management, Board of Directors or policies of the Issuer, or (iii) except as set forth on Schedule 6.4(b), form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any securities of the Issuer in connection with any of the foregoing.

6.5           Bridge Note Conversion; Financing Option Cancellation.

(a)           Each Investor agrees that upon Closing any and all Bridge Notes held by such Investor shall be deemed submitted to the Issuer for conversion into Common Stock in accordance with the terms of the Bridge Notes without any further action by the Investors.  The Issuer shall deliver or cause to be delivered to each Investor promptly after the Closing a certificate or certificates representing the shares of Common Stock into which the Bridge Notes held by such Investor are convertible in accordance with the terms of the Bridge Notes.

(b)           The parties hereto agree that upon Closing any and all Financing Options held by the Investors shall be deemed cancelled and non-exercisable without any further action by any of the parties.

6.6           Termination of Rights of First Offer.  Upon Closing, any rights of first offer, preemptive rights or similar rights held by the Investors pursuant to that certain Subscription Agreement, dated July 24, 2008 or any Bridge Notes issued pursuant to such agreement, shall terminate without any further action by any of the parties to this Agreement.

7.	REGISTRATION RIGHTS.

The Investors shall have the following registration rights with respect to the Registrable Securities owned by it:

7.1           Transfer of Registration Rights.  An Investor may assign the registration rights with respect to the Securities to any party or parties to which it may from time to time transfer all of the Shares and Warrants in accordance with Section 5.5 hereof; provided, that the transferee agrees in writing with the Issuer to be bound by the applicable provisions of this Agreement regarding such registration rights and indemnification relating thereto.  Upon assignment of any registration rights pursuant to this Section 7.1, the Investor shall deliver to the Issuer a notice of such assignment which includes the identity and address of any assignee and such other information reasonably requested by the Issuer in connection with effecting any such registration (collectively, the Investor and each such subsequent holder is referred to as a “Holder”).  The Issuer shall maintain at one of its offices a register for the recordation of the names and addresses of the Holders and the Shares and Warrants held by each Holder (for the purposes of this Section 7.1 only, the “Register”).  The Issuer and Holders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Agreement.

7.2           Required Registration.  The Issuer agrees to register the resale of all of the Registrable Securities by filing a registration statement on Form S-1 (or S-3 if conditions change to allow the Issuer to use S-3) (the “Registration Statement”), including the Shares and Warrant Shares purchased pursuant to this Agreement. The Issuer agrees to use commercially reasonable efforts to file a Registration Statement as soon as possible after the Closing; provided, however, that if the Issuer is not eligible to use Form S-3, the Issuer shall not be required to make such filing until the date that is sixty (60) days following the date the Issuer files its next regularly scheduled Annual Report on Form 10-K.  The Issuer shall subsequently use commercially reasonable efforts to cause the SEC to declare the Registration Statement effective as soon as possible.  The Issuer shall thereafter maintain the effectiveness of the Registration Statement until the earlier of (a) the date on which all the Registrable Securities have been sold pursuant to the Registration Statement or Rule 144 promulgated under the Securities Act (“Rule 144”), (b) such time as the Issuer reasonably determines, based on an opinion of counsel, that all of the Holders will be eligible to sell under Rule 144 all of the Securities then owned by the Holders within the volume limitations imposed by paragraph (e) of Rule 144 in the three month period immediately following the termination of the effectiveness of the Registration Statement, and (c) the first anniversary of the date the Registration Statement was declared effective by the SEC.  The Registration Statement filed pursuant to this Section 7.2 may include other securities of the Issuer that are held by Persons who, by virtue of agreements with the Issuer, are entitled to similar registration rights.

7.3           Registration Procedures.

(a)           In case of the Registration Statement effected by the Issuer subject to this Section 7, the Issuer shall keep the Investors, on behalf of Holder, advised in writing as to the initiation of such registration, and as to the completion thereof.  In addition, subject to Section 7.2 above, the Issuer shall, to the extent applicable to the Registration Statement:

(i)            prepare and file with the SEC such amendments and supplements to the Registration Statement as may be necessary to keep such registration continuously effective and free from any material misstatement or omission necessary to make the statements therein, in light of the circumstances, not misleading, and comply with provisions of the Securities Act with respect to the disposition of all securities covered thereby during the period referred to in Section 7.2;

(ii)           update, correct, amend and supplement the Registration Statement as necessary;

(iii)          notify the Holders promptly when the Registration Statement is declared effective by the SEC, and furnish such number of prospectuses, including preliminary prospectuses, and other documents incident thereto as any Holder may reasonably request from time to time;

(iv)          use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions of the United States where an exemption is not available and as any Holder may reasonably request to enable it to consummate the disposition in such jurisdiction of the Registrable Securities (provided that the Issuer will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this provision, or (B) consent to general service of process in any such jurisdiction, or (C) subject itself to taxation in any jurisdiction where it is not already subject to taxation);

(v)          notify each Holder at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, subject to Section 7.6, the Issuer will prepare a supplement or amendment to such prospectus, so that, as thereafter delivered to purchasers of such shares, such prospectus will not contain any untrue statements of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vi)          cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Issuer are then listed and obtain all necessary approvals for trading thereon;

(vii)         provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the Registration Statement;

(viii)        upon the sale of any Registrable Securities pursuant to the Registration Statement, direct the transfer agent to remove all restrictive legends from all certificates or other instruments evidencing the Registrable Securities;

(ix)          with a view to making available to the Holders the benefits of certain rules and regulations of the SEC that at any time permit the sale of the Registrable Securities to the public without registration, so long as any Registrable Securities are outstanding, the Issuer shall use its commercially reasonable efforts for a period of two years following the date of Closing:

(1)           to make and keep public information available, as those terms are understood and defined in Rule 144(c) under the Securities Act;

(2)           to file with the SEC in a timely manner all reports and other documents required of the Issuer under the Exchange Act; and

(3)           to furnish to the Holders upon any reasonable request a written statement by the Issuer as to its compliance with the public information requirements of Rule 144(c) under the Securities Act; and

(x)         to advise the Holder promptly after it has received notice or obtained knowledge of the existence of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose, and to make every commercially reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time.

(b)           Notwithstanding anything stated or implied to the contrary in Section 7.3(a) above, the Issuer shall not be required to consent to any underwritten offering of the Registrable Securities or to any specific underwriter participating in any underwritten public offering of the Registrable Securities.

(c)           Each Holder agrees that upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 7.3(a)(v), and subject to Section 7.5, such Holder will forthwith discontinue such Holder’s disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 7.3(a)(v) and, if so directed by the Issuer, will deliver to the Issuer at the Issuer’s expense all copies, other than permanent file copies, then in such Holder’s possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

(d)           Except as required by law, all expenses incurred by the Issuer in complying with this Section 7, including but not limited to, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel and accountants for the Issuer, blue sky fees and expenses (including fees and disbursements of counsel related to all blue sky matters) incurred in connection with any registration, qualification or compliance pursuant to this Section 7 shall be borne by the Issuer.  All underwriting discounts and selling commissions applicable to a sale incurred in connection with any registration of Registrable Securities and the legal fees and other expenses of a Holder shall be borne by such Holder.

7.4           Further Information.  If Registrable Securities owned by a Holder are to be included in any registration, such Holder shall furnish the Issuer such information regarding itself as the Issuer may reasonably request and as shall be required in connection with any registration (or amendment or supplement thereto), referred to in this Agreement, and Holder shall indemnify the Issuer with respect thereto in accordance with Section 9 hereof.  Each Holder shall furnish the information requested in Exhibit E of this Agreement in writing to the Issuer no later than sixty (60) days after the Closing otherwise the Issuer shall have no obligation to register such Holder’s Registrable Securities under the Registration Statement.  The Issuer may reasonably request that each Holder provide additional information in connection with filing the Registration Statement, and such Holder shall provide such additional information requested promptly following such request.  Each Holder hereby represents and warrants to the Issuer that it will accurately and completely provide any requested information, including the questions listed in Exhibit E of this Agreement, in accordance with this Section 7.4, and each Holder agrees and acknowledges that the Issuer may rely on such information as being true and correct for purposes of preparing and filing the Registration Statement at the time of filing thereof and at the time it is declared effective, unless such Holder has notified the Issuer in writing to the contrary prior to such time.

7.5           Right of Suspension.

(a)           Notwithstanding any other provision of this Agreement or any related agreement to the contrary, the Issuer shall have the right, at any time, to suspend the effectiveness of the Registration Statement and offers and sales of the Registrable Securities pursuant thereto whenever, in the good faith judgment of the Issuer, (i) there exists a material development or a potential material development with respect to or involving the Issuer that the Issuer would be obligated to disclose in the prospectus used in connection with the Registration Statement, which disclosure, in the good faith judgment of the Issuer, after considering the advice of counsel, would be premature or otherwise inadvisable at such time or (ii) the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances, not misleading, including without limitation that period annually during which any Registration Statement would require suspension pending the Issuer’s new fiscal year financial statements (each, a “Suspension Event”).  In the event that the Issuer shall determine to so suspend the effectiveness of the Registration Statement and offers and sales of the Registrable Securities pursuant thereto, the Issuer shall, in addition to performing those acts required to be performed under the Securities Act and/or the Exchange Act or deemed advisable by the Issuer, deliver to each Holder written notice thereof, signed by the Chief Financial Officer or Chief Executive Officer of the Issuer.  Upon receipt of such notice, the Holders shall discontinue disposition of the Registrable Securities pursuant to the Registration Statement and prospectus until such Holders (x) are advised in writing by the Issuer that the use of the Registration Statement and prospectus (and offers and sales thereunder) may be resumed, (y) have received copies of a supplemental or amended prospectus, if applicable, and (z) have received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference into such prospectus.  The Issuer will exercise commercially reasonable efforts to ensure that the use of the Registration Statement and prospectus may be resumed as quickly as practicable.

(b)           The Issuer’s right to suspend the effectiveness of the Registration Statement and the offers and sales of the Registrable Securities pursuant thereto, as described above in this Section 7.5(a), shall be for a period of time (the “Suspension Period”) beginning on the date of the occurrence of the Suspension Event and expiring on the earlier to occur of (i) the date on which the Suspension Event ceases, or (ii) ninety (90) days after the occurrence of the Suspension Event; provided, however, that there shall not be more than two Suspension Periods in any 12-month period.  Notwithstanding the foregoing, the Issuer shall be able to suspend the effectiveness of the Registration Statement and offers and sales of the Registrable Securities for any time period as may reasonably be required in order to update the Registration Statement to replace financial information which is no longer current, as required by applicable securities law.

(c)           In addition, in connection with any underwritten public offering of securities of the Issuer, if requested by the Issuer or its managing underwriter, each Holder will enter into a lock-up agreement pursuant to which such Holder will not, during the seven (7) days prior to, and for a period no longer than one hundred eighty (180) days following, the date of the prospectus (or if the offering is pursuant to a shelf registration statement, the date of the pricing prospectus supplement) relating to the offering, offer, sell or otherwise dispose of any securities of the Issuer without the prior consent of the Issuer and the managing underwriter, provided that the executive officers and directors of the Issuer enter into lock-up agreements for a period at least as long and on the same terms.

7.6           Transfer of Securities.  An Investor may transfer all or any part of its Securities to any Person under common management with the Investor and may distribute all or any part of the Shares to its equity holders or partners; provided, that any such transfer shall be effected in full compliance with all applicable federal and state securities laws, including, but not limited to, the Securities Act and the rules of the SEC promulgated thereunder.  The Issuer will effect such transfer of restricted certificates and will promptly amend or supplement the Prospectus forming a part of the Registration Statement to add the transferee to the selling stockholders in the Registration Statement; provided that the transferor and transferee shall be required to provide the Issuer with the information requested of the Investor in this Agreement, information reasonably necessary for the Issuer to determine that the transfer was effected in accordance with all applicable federal and state securities laws, including, but not limited to, the Securities Act and the rules of the SEC promulgated thereunder, and all other information reasonably requested by the Issuer from time to time in connection with any transfer, registration, qualification or compliance referred to in Section 7.4.

8.	[Reserved.]

9.	INDEMNIFICATION.

9.1           Indemnification by the Issuer.  The Issuer will indemnify and hold harmless each Holder of Registrable Securities which are included in a registration statement pursuant to the provisions of Section 7 hereof and any underwriter (as defined in the Securities Act) for such Holder, and any person who controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or such underwriter within the meaning of the Securities Act, and any officer, director, investment adviser, employee, agent, partner, member or affiliate of such Holder (each, a “Holder Indemnified Party”), from and against, and will reimburse each such Holder Indemnified Party with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs and reasonably incurred expenses to which such Holder or any such Holder Indemnified Party may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or reasonably incurred expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any materially inaccurate representation or breach of any material warranty, agreement or covenant of the Issuer contained herein; provided, however, that the Issuer will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission (1) made in conformity with information furnished by such Holder in writing specifically for use in the preparation thereof, or (2) which was cured in an amendment or supplement to the prospectus (or any amendment or supplement thereto) delivered to the Holder on a timely basis to permit proper delivery thereof prior to the date on which any Registrable Securities were transferred or sold.

9.2           Indemnification by the Holder.  Each Holder of Registrable Securities which are included in a registration statement pursuant to the provisions of Section 7 hereof will indemnify and hold harmless the Issuer, and any Person who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and any officer, director, employee, agent, partner, member or affiliate of the Issuer (each, an “Issuer Indemnified Party”) from and against, and will reimburse the Issuer Indemnified Parties with respect to, any and all losses, damages, liabilities, costs or reasonably incurred expenses to which such Issuer Indemnified Parties may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or reasonably incurred expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made solely in reliance upon and in conformity with written information furnished by such Holder specifically for use in the preparation thereof; provided, however, that the liability of any Holder pursuant to this Section 9.2 shall be limited to an amount not to exceed the net proceeds received by such Holder from the sale of Registrable Securities pursuant to the registration statement which gives rise to such obligation to indemnify.

9.3           Procedures.  Promptly after receipt by a party indemnified pursuant to the provisions of Section 9.1 or Section 9.2 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of Section 9.1 or Section 9.2, notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9 and shall not relieve the indemnifying party from liability under this Section 9, except to the extent that such indemnifying party is materially prejudiced by such omission.  In case such action is brought against any indemnified party and such indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of Section 9.1 or Section 9.2 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof.  No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party.  No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

10.	CONDITIONS TO CLOSING.

10.1           Conditions to the Obligations of the Investors.  The obligation of an Investor to proceed with the Closing is subject to the following conditions, any and all of which may be waived by such Investor, in whole or in part, to the extent permitted by applicable law:

(a)           Representations and Warranties.  Each of the representations and warranties of the Issuer contained in this Agreement shall be true and correct in all material respects as of the Closing as though made on and as of the Closing, except (i) for changes specifically permitted by this Agreement, (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, and (iii) such failures to be true and correct which would not, individually or in the aggregate, have a Material Adverse Effect on the Issuer.  Unless the Investor receives written notice to the contrary at the Closing, such Investor shall be entitled to assume that the preceding is accurate in all respects at the Closing.

(b)           Agreement and Covenants.  The Issuer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.  Unless the Investor receives written notice to the contrary at the Closing, such Investor shall be entitled to assume that the preceding is accurate in all respects at the Closing.

(c)           No Order.  No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Closing or any transaction contemplated by this Agreement.

(d)           Opinion of Issuer’s Counsel.  The Investor shall have received an opinion of Issuer’s counsel, dated the date of Closing, in the form attached hereto as Exhibit B.

(e)           Closing Certificate. The Investor shall have received a certificate executed by the Chief Executive Officer or Chief Financial Officer of the Issuer, dated as of the Closing, to the effect that the conditions set forth in Sections 10.1(a) and (b) have been fulfilled.

10.2         Conditions to the Obligations of the Issuer.  The obligation of the Issuer to proceed with the Closing is subject to the following conditions, any and all of which may be waived by the Issuer, in whole or in part and with respect to any or all Investors, to the extent permitted by applicable law:

(a)           Representations and Warranties.  Each of the representations and warranties of the Investors contained in this Agreement shall be true and correct as of the Closing as though made on and as of the Closing, except (i) for changes specifically permitted by this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date.  Unless the Issuer receives written notification to the contrary at the Closing, the Issuer shall be entitled to assume that the preceding is accurate in all respects at the Closing.

(b)           Agreement and Covenants.  The Investors shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.  Unless the Issuer receives written notification to the contrary at the Closing, the Issuer shall be entitled to assume that the preceding is accurate in all respects at the Closing.

(c)           No Order.  No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Closing or any transaction contemplated by this Agreement.

11.	MISCELLANEOUS.

11.1         Defined Terms.  As used herein the following terms shall have the following meanings:

(a)           “Additional Securities” has the meaning specified in Section 3.1 of this Agreement.

(b)           “Additional Shares” has the meaning specified in Section 3.1 of this Agreement.

(c)           “Affiliate” has the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

(d)           “Aggregate Purchase Price” has the meaning specified in Section 1.1 of this Agreement.

(e)           “Agreement” has the meaning specified in the Preamble to this Agreement.

(f)            “Bridge Financings” means the bridge financings transacted pursuant to those certain Subscription Agreements, dated as of July 24, 2008 and as of December 4, 2008, pursuant to which the Company issued Bridge Notes and Bridge Warrants to the Investors party to each such agreement.

(g)           “Bridge Notes” means the Issuer’s unsecured convertible notes, including any accrued and unpaid interest, which are convertible into the Company’s Common Stock pursuant to the terms of such notes, purchased by the Investors as part of the Bridge Financings.

(h)           “Bridge Warrants” means the warrants, which are exercisable for the purchase of the Company’s Common Stock pursuant to the terms of such warrants, purchased by the Investors as part of the Bridge Financings.

(i)            “Bylaws” means the Bylaws of the Issuer, as the same may be supplemented, amended, or restated from time to time.

(j)            “Certificate of Incorporation” means the Issuer’s Certificate of Incorporation, as the same may be supplemented, amended or restated from time to time.

(k)           “Closing” has the meaning specified in Section 2.1 of this Agreement.

(l)            “Common Stock” has the meaning specified in the Recitals of this Agreement.

(m)          “Confidential Information” has the meaning specified in Section 6.4 of this Agreement.

(n)           “Contract” means any indenture, lease, sublease, loan agreement, mortgage, note, restriction, commitment, obligation or other contract, agreement or instrument.

(o)           “Convertible Securities” means any evidences of indebtedness, shares (other than Common Stock) or other securities convertible into or exchangeable for Common Stock.

(p)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)           “Financing Options” mean options to purchase shares of the Company’s Common Stock issued to any Investor pursuant to those certain Subscription Agreements, dated as of November 30, 2006, December 1, 2006, March 2, 2007, March 30, 2007 and April 5, 2007.

(r)            “GAAP” means generally accepted accounting principles in effect in the United States of America.

(s)           “Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

(t)            “Holder” has the meaning specified in Section 7.1 of this Agreement.

(u)           “Holder Indemnified Party” has the meaning specified in Section 9.1 of this Agreement.

(v)           “Intellectual Property Rights” has the meaning specified in Section 4.15 of this Agreement.

(w)          “Investment Amount” has the meaning specified in Section 1.1 of this Agreement.

(x)           “Investors” has the meaning specified in the Preamble to this Agreement.

(y)           “Issuer” has the meaning specified in the Preamble to this Agreement.

(z)           “Issuer Indemnified Party” has the meaning specified in Section 9.2 of this Agreement.

(aa)         “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

(bb)        “Material Adverse Effect” means a material and adverse change in, or effect on, the financial condition, properties, assets, liabilities, rights, obligations, operations or business, of a Person and its Subsidiaries taken as a whole.

(cc)         “Maximum Amount of Additional Shares” has the meaning specified in Section 3.4 of this Agreement.

(dd)        “Offering” has the meaning specified in Section 1.1 of this Agreement.

(ee)         “Options” means any rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(ff)          “Permit” means any permit, certificate, consent, approval, authorization, order, license, variance, franchise or other similar indicia of authority issued or granted by any Governmental Authority.

(gg)        “Person” means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

(hh)        “Preferred Stock” means the Series A Convertible Preferred Stock, the Series C Convertible Preferred Stock, the Series D Convertible Preferred Stock, the Series E Convertible Preferred Stock and the Series F Convertible Preferred Stock.

(ii)           “Qualified Offering” means a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock by the Company to the public that results in gross cash proceeds to the Company of at least $10,000,000 and assumes a minimum valuation of the Company of at least $50,000,000.

(jj)           “Register”, “registered” and “registration” refer to a registration of the offering and sale or resale of Common Stock effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

(kk)         “Registrable Securities” means (i) the Shares acquired by each Investor pursuant to this Agreement, (ii) the Warrant Shares, (iii) the shares of Common Stock into which the Bridge Notes held by the Investors are convertible, (iv) the shares of Common Stock issuable upon exercise of the Bridge Warrants held by the Investors, and (v) any other shares of Common Stock or other securities issued in respect of such shares by way of a stock dividend or stock split or in connection with a combination or subdivision of the Common Stock or by way of a recapitalization, merger or consolidation or reorganization of the Issuer; provided, however, that as to any particular securities, such securities will cease to be Registrable Securities upon the earlier of (i) the sale of such securities pursuant to registration or in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof, (ii) the date that such securities are permitted to be disposed pursuant to Rule 144 under the Securities Act, or (iii) the date on which all such securities cease to be outstanding; and, as a result of the event or circumstance described in either of the foregoing clauses (i) or (ii), all transfer restrictions and restrictive legends with respect thereto are removed or removable in accordance with this Agreement or such legends, as the case may be.

(ll)           “Registration Statement” has the meaning specified in Section 7.2 of this Agreement.

(mm)       “Requirements of Law” means as to any Person, the certificate of incorporation, bylaws or other organizational or governing documents of such Person, and any domestic or foreign and federal, state or local law, rule, regulation, statute or ordinance or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to, or binding upon, such Person or any of its properties or to which such Person or any of its property is subject.

(nn)        “Reverse Split” means the one for twenty reverse stock split of the Company’s Common Stock, effected as of 11:59 p.m. Eastern Standard Time on November 29, 2008.

(oo)        “Rule 144” has the meaning specified in Section 7.2 of this Agreement.

(pp)        “SEC” means the Securities and Exchange Commission.

(qq)        “SEC Reports” has the meaning specified in Section 4.7 of this Agreement.

(rr)          “Securities” means the Shares, the Warrants and the Warrant Shares.

(ss)         “Securities Act” means the Securities Act of 1933, as amended.

(tt)          “Share Price” means $3.50 per share of Common Stock.

(uu)        “Shares” has the meaning specified in Section 1.1 of this Agreement.

(vv)        “Subsequent Financing” has the meaning specified in Section 3.1 of this Agreement.

(ww)       “Subsequent Financing Notice” has the meaning specified in Section 3.2 of this Agreement.

(xx)          “Subsequent Financing Price” means the per share price of the Additional Securities to be paid by prospective purchasers of the Additional Securities in the Subsequent Financing.

(yy)        “Subsidiary” means as to any Person, a corporation or limited partnership of which more than 50% of the outstanding capital stock or partnership interests having full voting power is at the time directly or indirectly owned or controlled by such Person.

(zz)          “Suspension Event” has the meaning specified in Section 7.5(a) of this Agreement.

(aaa)       “Suspension Period” has the meaning specified in Section 7.5(b) of this Agreement.

(bbb)      “Trigger Price” has the meaning specified in Section 3.1 of this Agreement.

(ccc)       “Warrant” has the meaning specified in the Recitals to this Agreement

(ddd)      “Warrant Price” means $1.20 per share of Common Stock.

(eee)       “Warrant Shares” has the meaning specified in Section 4.6 of this Agreement.

11.2         Other Definitional Provisions.

(a)           All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

(b)           Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(c)           All accounting terms shall have a meaning determined in accordance with GAAP.

(d)           The words “hereof,” “herein” and “hereunder,” and words of similar import, when used in this Agreement shall refer to this Agreement as a whole (including any exhibits and schedules hereto) and not to any particular provision of this Agreement.

11.3         Notices.  All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall subsequently designate in writing to the other party):

(a)           if to the Issuer to:

ReGen Biologics, Inc.
411 Hackensack Avenue
Hackensack, NJ  07601
Attention: Brion D. Umidi
Telecopy: 201.651.5141

with a copy to:

Pillsbury Winthrop Shaw Pittman LLP
1650 Tysons Boulevard
McLean, VA 22102
Attention: David C. Main, Esq.
Telecopy: 703.770.7901

(b)           if to an Investor, to the address or telecopy number set forth next to its name on the signature page hereto.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered by hand, by messenger or by courier, or if sent by facsimile, upon confirmation of receipt.

11.4         Entire Agreement.  This Agreement (including the exhibits and schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contain the entire understanding of the parties in respect of its subject matter and supersede all prior agreements and understandings between the parties with respect to such subject matter.

11.5         Expenses; Taxes.  Except as otherwise provided in this Agreement, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby.  Any sales tax, stamp duty, deed transfer or other tax (except taxes based on the income of an Investor) arising out of the issuance of the Securities (but not with respect to subsequent transfers) by the Issuer to an Investor and consummation of the transactions contemplated by this Agreement shall be paid by the Issuer.

11.6         Amendment; Waiver.  Unless provided otherwise in this Agreement, this Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties.  Unless provided otherwise in this Agreement, no failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege.  No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties.  No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.  The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

11.7         Binding Effect; Assignment.  The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and legal assigns.  The rights and obligations of this Agreement may not be assigned by any party without the prior written consent of the other party.

11.8         Counterparts; Facsimile Signature.  This Agreement may be executed by facsimile signature and in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

11.9         Headings.  The headings contained in this Agreement are for convenience of reference only and are not to be given any legal effect and shall not affect the meaning or interpretation of this Agreement.

11.10       Governing Law; Interpretation.  This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of New York applicable to contracts executed and to be wholly performed within such State.

11.11       Severability.  The parties stipulate that the terms and provisions of this Agreement are fair and reasonable as of the date of this Agreement.  However, if any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.  If, moreover, any of those provisions shall for any reason be determined by a court of competent jurisdiction to be unenforceable because excessively broad or vague as to duration, activity or subject, it shall be construed by limiting, reducing or defining it, so as to be enforceable.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed and delivered as of the date set forth below.

NAME OF INVESTOR:	ADDRESS FOR NOTICES (Please Print):

SIGNATURE:
Attention:
By:	Telecopy:
Name:	Phone:
Title:	Email Address:
Tax Identification #:

Exact Name to appear on Stock Certificate and Warrant:

Investment Amount (in dollars):

Number of Shares to be issued to Investor:                                                                                                                      (Company to confirm)

Signature Page – Subscription Agreement

ACKNOWLEDGED AND ACCEPTED AS OF THE DATE FIRST ABOVE WRITTEN BY:

REGEN BIOLOGICS, INC.

By:
Name:	Brion D. Umidi
Title:	Senior Vice President and
Chief Financial Officer

Signature Page – Subscription Agreement

EXHIBIT A

FORM OF WARRANT

EXHIBIT B

FORM OF OPINION

[Not filed with this current report.]

EXHIBIT C

RISK FACTORS RELATED TO THIS OFFERING

WE ARE UNABLE TO DETERMINE WITH CERTAINTY WHEN THE REGISTRATION STATEMENT TO BE FILED WITH THE SEC WILL BE DECLARED EFFECTIVE.  CONSEQUENTLY, YOU MAY NOT BE ABLE TO SELL YOUR SHARES OF COMMON STOCK FOR A SUBSTANTIAL PERIOD OF TIME.

Although we have undertaken to register the Shares and Warrant Shares for resale by you, you should be aware that we are unable to determine with certainty when the registration statement to be filed with the SEC will become effective.  The SEC may seek to review our registration statement, in which case, the period necessary to achieve effectiveness of the registration statement with the SEC will be affected by our ability to provide the SEC with sufficient disclosures satisfactory to the SEC.  The length of the SEC review process is uncertain and may extend to a number of months.  As you are aware, the Shares and Warrant Shares being sold in this Offering are restricted in nature and may not be publicly resold absent the effectiveness of the registration statement or pursuant to an applicable exemption from registration. Consequently, you may not be able to sell your Shares for a substantial period of time.

WE MAY ALLOCATE THE NET PROCEEDS OF THIS OFFERING IN WAYS WITH WHICH YOU MAY NOT AGREE.

We will have broad discretion in how we apply the net proceeds from this Offering.  Because the net proceeds of this Offering are not required to be allocated to any specific investment or transaction, you cannot determine at this time the value or appropriateness of our application of the net proceeds, and you and other shareholders may not agree with our decisions.  For example, we may attempt to acquire other businesses or assets using a portion of the net proceeds of this Offering which otherwise could have been used for working capital.  There can be no assurance that we will be able to acquire any desirable businesses or assets or that, if acquired, that we will be able to successfully develop or integrate such businesses or assets.

EXHIBIT D

EXPLANATION OF “BENEFICIAL OWNERSHIP”

Securities that are subject to a power to vote or dispose are deemed beneficially owned by the person who holds such power, directly or indirectly.  This means that the same securities may be deemed beneficially owned by more than one person, if such power is shared.  In addition, the beneficial ownership rules provide that shares which may be acquired upon exercise of an option or warrant, or which may be acquired upon the termination of a trust, discretionary account or similar arrangement, which can be effected within a period of sixty (60) days from the date of determination, are deemed to be “beneficially” owned.  Furthermore, shares that are subject to rights or powers even though such rights or powers to acquire are not exercisable within the 60-day period may also be deemed to be beneficially owned if the rights or powers were acquired “with the purpose or effect of changing or influencing the control of the issuer or in connection with or as a participant in any transaction having such purpose or effect.”

In determining whether securities are “beneficially owned,” benefits which are substantially equivalent to those of ownership by virtue of any contract, understanding, relationship, agreement or other arrangement should cause the securities to be listed as “beneficially owned.”

Thus, for example, securities held for a person’s benefit in the name of others or in the name of any estate or trust in which such person may be interested should also be listed.  Securities held by a person’s spouse, children or other members of such person’s family who are such person’s dependents or who live in such person’s household should be listed as “beneficially owned” unless such person does not enjoy benefits equivalent to those of ownership with respect to such securities.

If a person has a proprietary or beneficial interest in a controlled corporation, partnership, personal holding company, trust or estate which owns of record or beneficially any securities, such person should state the amount of such securities owned by such controlled corporation, partnership, personal holding company, trust or estate in lieu of allocating such person’s proprietary interest, and by note or otherwise, please indicate that.  In any case, the name of the controlled corporation, partnership, personal holding company, or estate must be stated.

In all cases the nature of the beneficial ownership should be stated.

EXHIBIT E

ADDITIONAL INFORMATION

The Investor hereby provides the following additional information:

(a)           Set forth below is the number of shares of preferred stock of the Issuer (“Preferred Stock”) or Common Stock and options, rights or warrants of the Issuer (“Options” and together with the Preferred Stock and Common Stock, “Owned Securities”) which the Investor beneficially owns or of which the Investor is the record owner on the date hereof.  Please refer to the definition of beneficial ownership on Exhibit D attached hereto.  If none, please so state.

Number of shares of Preferred Stock and Common Stock:

Number of Options:

Please indicate by an asterisk (*) above if the Investor disclaims “beneficial ownership” of any of the above listed Owned Securities, and indicate in response to question (b) below who has beneficial ownership.

(b)           If the Investor disclaims “beneficial ownership” in question (a),  please furnish the following information with respect to the person(s) other than the Investor who is the beneficial owner(s) of the Owned Securities in question.  If not applicable, please check box:  ☐

Name of Beneficial Owner:
Relationship to the Investor:
Number of Owned Securities Beneficially Owned:

I              As to the Owned Securities indicated as being “beneficially owned” in answers to question (a) and (b) does any person other than the person identified as the “beneficial owner” have:

(i)            the sole or shared power to vote or to direct the vote of any such Owned Securities?

Yes             No

or                            (ii)            the sole or shared power to dispose or to direct the disposition of any such Owned Securities (referred to as “dispositive power”)?

Yes             No

If the answer is “Yes” to either of the forgoing questions, the Investor should set forth below the name and address of each person who has either such power or with whom the indicated “beneficial owner” shares such power, together with such number of shares to which such rights relates.

IF THE INVESTOR IS AN ENTITY OR A TRUST:

The Investor must list the name of each natural person associated with the Investor entity or trust who has or shares voting or dispositive power with respect to the shares indicated as being “beneficially owned” in answers to questions (a) or (c).  For an investment or holding company, the investment manager(s) would normally be the person(s) who hold(s) or share(s) voting and dispositive power.  For a trust, the natural person(s) holding or sharing voting or dispositive power would normally be the trustee(s).  For other types of entities, the natural person(s) holding or sharing voting or dispositive power would normally be the officer(s) empowered by the board of directors to make such decisions, or if there is no such officer, each of the directors.  Disclosure is required for each natural person who in practice has voting or dispositive power, regardless of that person’s formal title or position within the organization.

NAME OF INVESTOR:______________________

Name of Natural Person	Type of Power: Voting/Dispositive/ Both	Address	Position or Title

(d)           In any pending legal proceeding, is the Investor or any of its affiliates a party, or does the Investor or any such affiliate have an interest, adverse to the Issuer or any affiliate of the Issuer?

Yes              No

If the answer is “Yes,” please describe, and state the nature and amount of, such interest.

(e)           Is there any family relationship (including relationships by blood, marriage, and adoption, except those more remote than first cousin) between the Investor or any of its affiliates and any director or officer of the Issuer, any affiliate of the Issuer or any person who has been chosen to become a director or officer of the Issuer?

Yes              No

If the answer is “Yes,” please describe the relationship.

(f)           Are any of the Owned Securities listed in response to question (a) the subject of a voting agreement, contract or other arrangement whereby others have voting control over, or any other interest in, any of the Investor’s Owned Securities?
☐ Yes	☐ No

If the answer is “Yes”, please give details:____________________________________________.

(g)           Please describe each position, office or other material relationship which the Investor has had with the Issuer or any of its affiliates, including any Subsidiary of the Issuer, within the past three years.  Please include a description of any loans or other indebtedness, and any contracts or other arrangements or transactions involving a material amount, payable by the Investor to the Issuer or any of its affiliates, including its Subsidiaries, or by the Issuer or any of its affiliates, including its Subsidiaries, to the Investor.  “Affiliates” of the Issuer include its directors and executive officers, and any other person controlling or controlled by the Issuer.  If none, please so state.

Answer:

(h)           Please provide the name and address of other person(s), if any, to whom any proxy statements, registration statements (including notice of effectiveness thereof), prospectuses or similar documents and information should be delivered by the Issuer on behalf of the Investor in the future, with respect to the Investor’s shares:

(i)           Please advise if a Financial Industry Regulatory Authority (FINRA) member has placed with you the Shares and Warrants being purchased hereunder:
(Name of Member): ________________________________